Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data
Tel: 972-348-5191

Julie Prozeller / Christina Corcoran
Financial Dynamics
Tel: 212-850-5608

Media: Shelley Whiddon
Tel: 972-348-4310
ALLIANCE DATA ANNOUNCES RECORD
FOURTH QUARTER AND YEAR-END RESULTS
* $2 Billion in Revenue
* Company Raises Guidance for 2007
Dallas, TX, January 31, 2007 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of marketing services, credit services and transaction services, today announced record results for its fourth quarter and year ended December 31, 2006. The Company also raised its guidance for 2007.
Total fourth-quarter revenue increased 25 percent to $524.5 million compared to $421.2 million for the fourth quarter of 2005. Net income increased 27 percent to $39.6 million for the fourth quarter of 2006, or $0.48 per diluted share, compared to $31.3 million, or $0.38 per diluted share, for the fourth quarter of 2005. On a pro forma basis, net income per diluted share increased 45 percent to $0.48 per diluted share for the fourth quarter of 2006 compared to $0.33 per diluted share for the fourth quarter of 2005. Net income per diluted share on a pro forma basis takes into account stock compensation expense in the fourth quarter of 2005 that would have been recorded under SFAS No. 123.
Adjusted EBITDA for the fourth quarter of 2006 increased 31 percent to $120.7 million compared to $92.3 million for the fourth quarter of 2005. Cash earnings for the fourth quarter of 2006 increased 31 percent to $57.6 million compared to $44.1 million for the fourth quarter of 2005. Cash earnings per diluted share for the fourth quarter of 2006 increased 30 percent to $0.70 per diluted share compared to $0.54 per diluted share for the fourth quarter of 2005. (See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share.)
“We are very pleased with our record fourth-quarter and full-year 2006 results,” said Mike Parks, Alliance Data chairman and chief executive officer. “Through the steadfast execution of our strategy, we generated $2 billion in revenue in 2006, driven by strong growth balanced across all of our business segments. As a result of our strong performance to date, the planned acquisition of Abacus, and increased visibility into 2007, we are raising guidance for the full

Alliance Data Systems Corp. January 31, 2007	Page 2
year 2007.” said Mr. Parks. Please refer to the outlook section for the Company’s full-year 2007 guidance.
Fourth quarter results were driven by continued overperformance in the Company’s Marketing Services segment, which had solid performances from both Epsilon® and the Canadian loyalty business.
The AIR MILES® Reward Program further extended its track record of more than 20 percent organic growth over the prior year period, and the Company added Budget Rent a Car, one of the world’s leading car rental brands, to its impressive list of AIR MILES sponsors through the signing of a multi-year, Canada-wide agreement.
Epsilon — the Company’s fastest growth engine — had an outstanding fourth quarter, with a combination of organic growth, new client signings and acquisitions. During the quarter, Epsilon signed a multi-year agreement to provide integrated email and marketing solutions for MyFamily.com, Inc., the leading online network for connecting families. The Company also recently announced it had reached agreement to acquire Abacus, a leading provider of data, data management and analytical services for the retail and catalog industry. The addition of Abacus will complement, expand and strengthen Epsilon’s comprehensive suite of services. It exemplifies the Company’s continued strategic focus on providing its customers with a truly unique, integrated loyalty and marketing services offering based on transaction-rich data.
The private label business was also an essential driver of the Company’s fourth quarter results, as it continued to benefit from strong core client results as well as strong results from newer client vintages. Fourth quarter momentum continued with the signings of long-term agreements with Cruise Management International LLC, North America’s largest retailer of cruise vacations, Pamida Stores Operating Co., LLC, one of the nation’s top rural general merchandise retailers, and The Dunlap Company, a privately-held specialty retailer operating across the Southern and Southwestern United States. Signings from earlier in 2006 included Bealls and Burke’s Outlet Stores, Friedman’s Jewelers, and co-branded programs for Goody’s and New York & Co.
The utility services business continued to invest in operational efficiencies and prepare for first quarter conversions of recently signed clients. The year’s highlights included new client wins Green Mountain, WPS Resources, Sacramento Municipal Utility District, and New England Gas.
Segment Review
Marketing Services revenue increased 40 percent in the fourth quarter to $245.4 million compared to the prior year. Adjusted EBITDA increased 86 percent in the fourth quarter to $49.9 million compared to the prior year with a 500 basis point increase in margin. For the full year, margins for the segment increased by 250 basis points from the prior year despite a relatively flat margin in the first half of 2006. Results were driven by continued overperformance of the AIR MILES Reward Program related to the ongoing successful rollout of sponsors’ major national programs combined with overall firm pricing. In the fourth quarter of 2006, AIR MILES reward miles issued increased 11 percent and AIR MILES

Alliance Data Systems Corp. January 31, 2007	Page 3
reward miles redeemed increased 30 percent. Epsilon also had an exceptional quarter marked by considerable new business success. The Company expects continued outstanding performance from Marketing Services in 2007, in both AIR MILES and Epsilon as marketing dollars continue to shift from general marketing channels toward targeted transaction-based programs — Alliance Data’s specialty.
Credit Services revenue increased 22 percent in the fourth quarter to $173.9 million compared to the prior year. Adjusted EBITDA increased 19 percent to $48.5 million in the fourth quarter compared to the prior year. The Company experienced strong double-digit growth in private label sales and average managed receivables, with 10 percent and 14 percent growth, respectively, compared to the fourth quarter of 2005. On the expense side, funding costs increased during the quarter as a very favorable funding source on $450 million matured and was replaced with higher market rate funding. This will be mitigated in 2007 as a large portion of the Company’s funding book continues to step down to lower rates. As such, 2007 funding rates will be consistent with 2005 and 2006 funding rates. Finally, credit quality continues to be excellent. Credit losses are now fully normalized at a run rate of approximately six percent and are expected to stabilize at that level throughout 2007.
Transaction Services revenue increased 6 percent in the fourth quarter to $195.5 million compared to the prior year. Adjusted EBITDA decreased 9 percent in the fourth quarter to $22.3 million. The vast majority of this segment consists of Alliance Data’s private label and utility services businesses, two of the Company’s growth engines. Statement growth, a key driver for both private label and utility services, grew at a double-digit pace, while segment revenue was tempered by relatively flat performance in its non-core traditional bankcard business. As expected, the Company also experienced an uptick in utility technology related expenses during the quarter to invest in operational efficiencies and prepare for first quarter conversions of recently signed clients. For the full year, the segment experienced margin expansion of 100 basis points compared to full year 2005 along with double digit growth in revenue and adjusted EBITDA. The Company anticipates private label and utility services to continue to contribute to growth in 2007.
2006 Full-Year Results
For the year ended December 31, 2006, revenue increased 29 percent to $2.0 billion compared to $1.6 billion for the year ended December 31, 2005. Net income increased 37 percent to $189.6 million in 2006, or $2.32 per diluted share, compared to $138.7 million, or $1.64 per diluted share, in 2005. Adjusted EBITDA for the year ended December 31, 2006 increased 47 percent to $515.4 million compared to $350.4 million for the year ended December 31, 2005. Cash earnings per diluted share increased 52 percent to $3.14 per share for the year ended December 31, 2006, compared to $2.06 per share for the year ended December 31, 2005.
Capital Structure
During the fourth quarter of 2006, Alliance Data increased its share repurchase program by $600 million, bringing the aggregate to $900 million authorized through 2008. As of December 31, 2006, $295 million has been utilized under the program.

Alliance Data Systems Corp. January 31, 2007	Page 4
Outlook
Based on Alliance Data’s strong performance to date, the announced acquisition of Abacus and increased visibility into 2007, the Company is raising full-year guidance as follows:
•	Revenue of at least $2.2 billion, up from the previous guidance of $2.1 billion;

•	Adjusted EBITDA of at least $610.0 million versus previous guidance of $575.0 million;

•	Cash earnings per share of at least $3.55 versus previous guidance of $3.50 per share;

•	Revenues will be driven by Marketing Services which is expected to post 20 percent plus growth, while Transaction and Credit Services are expected to generate single digit growth. On a consolidated basis, double digit growth is expected despite a challenging grow over; and

•	Cash earnings per share is anticipated to be $0.90 for the first quarter of 2007
Financial Measures
In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.
Conference Call
Alliance Data will host a conference call on January 31, 2007 at 5 p.m. (Eastern) to discuss the Company’s fourth quarter and year-end results. The conference call will be available via the Internet at www.AllianceData.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of marketing services, credit services, and transaction services, managing over 107 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers.

Alliance Data Systems Corp. January 31, 2007	Page 5
Headquartered in Dallas, Alliance Data employs approximately 9,300 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its web site, www.AllianceData.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

Alliance Data Systems Corp. January 31, 2007	Page 6
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	Change	2006	2005	Change
Revenue	$524.5	$421.2	25%	$1,998.7	$1,552.4	29%

Net income	$39.6	$31.3	27%	$189.6	$138.7	37%

Net income per share — diluted	$0.48	$0.38	26%	$2.32	$1.64	41%

Pro Forma
Net income per share — diluted	$0.48	$0.33	45%	$2.32	$1.47	58%

Adjusted EBITDA	$120.7	$92.3	31%	$515.4	$350.4	47%

Operating EBITDA	$140.2	$99.5	41%	$558.3	$382.0	46%

Cash earnings	$57.6	$44.1	31%	$256.3	$174.7	47%

Cash earnings per share — diluted	$0.70	$0.54	30%	$3.14	$2.06	52%

	As of	As of
	December 31,	December 31,
	2006	2005

Cash and cash equivalents	$180.1	$143.2
Seller’s interest and credit card receivables	569.4	479.1
Redemption settlement assets	261.0	261.0
Intangible assets, net	263.9	265.0
Goodwill	970.0	858.5
Total assets	3,404.0	2,926.1

Deferred revenue	651.5	610.5
Certificates of deposit	299.0	379.1
Core debt	745.4	457.8
Total liabilities	2,332.5	2,005.0
Stockholders’ equity	1,071.5	921.1

Alliance Data Systems Corp. January 31, 2007	Page 7
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	Change	2006	2005	Change
Segment Revenue:
Marketing Services	$245.4	$175.6	40%	$849.2	$604.1	41%
Credit Services	173.9	142.2	22%	731.3	561.4	30%
Transaction Services	195.5	184.6	6%	776.0	699.9	11%
Intersegment	(90.3)	(81.2)	11%	(357.8)	(313.0)	14%

	$524.5	$421.2	25%	$1,998.7	$1,552.4	29%

Segment adjusted EBITDA:
Marketing Services	$49.9	$26.8	86%	$159.2	$97.9	63%
Credit Services	48.5	40.9	19%	248.2	162.4	53%
Transaction Services	22.3	24.6	(9%)	108.0	90.1	20%

	$120.7	$92.3	31%	$515.4	$350.4	47%

Key Performance Indicators:
Statements generated	54.9	49.1	12%	211.7	190.9	11%
Average managed receivables	$3,819.1	$3,359.1	14%	$3,640.1	$3,170.5	15%
Private label credit sales	$2,302.7	$2,097.9	10%	$7,444.3	$6,582.8	13%
AIR MILES Reward Miles issued	984.9	889.0	11%	3,741.8	3,246.6	15%
AIR MILES Reward Miles redeemed	743.8	574.1	30%	2,456.9	2,023.2	21%

Alliance Data Systems Corp. January 31, 2007	Page 8
ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Total revenue	$524.5	$421.2	$1,998.7	$1,552.4

Total operating expenses	449.0	364.0	1,651.4	1,315.8

Operating income	75.5	57.2	347.3	236.6

Interest expense, net	11.8	7.0	41.0	14.5

Income before income taxes	63.7	50.2	306.3	222.1
Income tax expense	24.1	18.9	116.7	83.4

Net income	$39.6	$31.3	$189.6	$138.7

Net income per share — basic	$0.50	$0.39	$2.38	$1.69

Net income per share — diluted	$0.48	$0.38	$2.32	$1.64

Weighted average shares outstanding — basic	79.3	81.0	79.7	82.2

Weighted average shares outstanding — diluted(1)	81.7	82.4	81.7	84.6

(1)	The Company announced two stock repurchase programs in 2005 to acquire up to a total of $300.0 million of its outstanding common stock. On October 3, 2006, the Company announced a new stock repurchase program to acquire up to an additional $600.0 million of its outstanding common stock through 2008. As of December 31, 2006, the Company has purchased $294.8 million under these plans at an average price of $43.35.

Alliance Data Systems Corp.	Page 9
January 31, 2007
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$39.6	$31.3	$189.6	$138.7
Income tax expense	24.1	18.9	116.7	83.4
Interest expense, net	11.8	7.0	41.0	14.5
Stock compensation expense — restricted stock related	6.6	8.9	21.2	14.1
Stock compensation expense — stock option related (2)	5.0	—	21.9	—
Depreciation and other amortization	17.5	15.4	65.4	58.6
Amortization of purchased intangibles	16.1	10.8	59.6	41.1

Adjusted EBITDA	120.7	92.3	515.4	350.4
Change in deferred revenue	(26.9)	12.2	41.0	63.4
Change in redemption settlement assets	29.0	(3.6)	—	(17.4)
Foreign currency impact	17.4	(1.4)	1.9	(14.4)

Operating EBITDA	$140.2	$99.5	$558.3	$382.0

Cash Earnings:
Net income (GAAP measure)	$39.6	$31.3	$189.6	$138.7
Add back non-cash non-operating items:
Amortization of purchased intangibles	16.1	10.8	59.6	41.1
Stock compensation expense — restricted stock related	6.6	8.9	21.2	14.1
Stock compensation expense — stock option related (2)	5.0	—	21.9	—
Income tax effect (3)	(9.7)	(6.9)	(36.0)	(19.2)

Cash earnings	$57.6	$44.1	$256.3	$174.7

Weighted average shares outstanding — diluted (1)	81.7	82.4	81.7	84.6
Cash earnings per share — diluted	$0.70	$0.54	$3.14	$2.06

Pro Forma:
Net income per share — diluted	$0.48	$0.38	$2.32	$1.64
Stock compensation expense (4)	—	(0.05)	—	(0.17)

Pro Forma net income per share — diluted	$0.48	$0.33	$2.32	$1.47

(1)	The Company announced two stock repurchase programs in 2005 to acquire up to a total of $300.0 million of its outstanding common stock. On October 3, 2006, the Company announced a new stock repurchase program to acquire up to an additional $600.0 million of its outstanding common stock through 2008. As of December 31, 2006, the Company has purchased $294.8 million under these plans at an average price of $43.35.

(2)	For the three and twelve months ended December 31, 2005, the Company would have recorded a total of $6.0 million and $22.4 million, respectively, of stock compensation expense related to stock options under SFAS No. 123.

(3)	Represents income tax adjustment for the related tax benefit or expense for the non-GAAP measure adjustments.

(4)	For the three and twelve months ended December 31, 2005, the Company would have recorded an incremental $3.7 million and $14.0 million, net of tax, respectively, of stock compensation expense under SFAS No. 123.

Alliance Data Systems Corp.	Page 10
January 31, 2007
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(Unaudited) (In millions)

	Three months ended December 31, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (2)	EBITDA(5)
Marketing Services	$26.7	$18.3	$4.9	$49.9
Credit Services	41.1	5.0	2.4	48.5
Transaction Services	7.7	10.3	4.3	22.3

	$75.5	$33.6	$11.6	$120.7

	Three months ended December 31, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (2)	EBITDA(5)
Marketing Services	$13.0	$10.8	$3.0	$26.8
Credit Services	37.1	0.9	2.9	40.9
Transaction Services	7.1	14.5	3.0	24.6

	$57.2	$26.2	$8.9	$92.3

	Twelve months ended December 31, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (2)	EBITDA(5)
Marketing Services	$82.3	$58.7	$18.2	$159.2
Credit Services	226.1	13.6	8.5	248.2
Transaction Services	38.9	52.7	16.4	108.0

	$347.3	$125.0	$43.1	$515.4

	Twelve months ended December 31, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense (2)	EBITDA(5)
Marketing Services	$56.7	$36.5	$4.7	$97.9
Credit Services	151.1	6.6	4.7	162.4
Transaction Services	28.8	56.6	4.7	90.1

	$236.6	$99.7	$14.1	$350.4

(2)	For the three and twelve months ended December 31, 2005, the Company would have recorded a total of $6.0 million and $22.4 million, respectively, of stock compensation expense related to stock options under SFAS No. 123.

(5)	Represents segment Adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.
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